Exhibit 16.1

                                                               November 14, 2003

Securities and Exchange Commission 450 5th Street N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

         We have been furnished with copies of the response to Item 4 of Form 8-K for the event that occurred on March 20, 2003, to be filed by our former client, Allied Devices Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,



/s/  BDO Seidman, LLP